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                                                        FORM 8-K
                                                     CURRENT REPORT
                         Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           September 17, 2008
                                                ------------------------------------------------------------------

                                           American Church Mortgage Company
                                        (Exact name of registrant as specified in its charter)

           Minnesota                                      33-87570                               41-1793975
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    (State or other jurisdiction                         (Commission                           (IRS Employer
          of incorporation)                             File Number)                          Identification No.)


         10237 Yellow Circle Drive, Minnetonka, MN                                                        55343
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(Address of principal executive offices)                                                                (Zip Code)

Registrant's telephone number, including area code             (952) 945-9455
                                                   ---------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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




Item 1.01. Entry into a Material Definitive Agreement

     On September 12, 2008, American Church Mortgage Company (the "Company") entered into a Loan and Security agreement (the "Loan Agreement") with Beacon Bank, as lender (the "Lender"), and a Revolving Note (the "Note") evidencing an $8 million revolving loan (the "Revolving Loan"). Approximately $4,200,000 was advanced under the Revolving Loan at closing. Of this amount, approximately $4,200,000 was used to pay off the Company's previous credit facility with KeyBank National Association. Advances under the Loan Agreement are based upon, among other things, a borrowing base calculation and are available to the
Company for use in connection with its general business purposes. Total availability under the Revolving Loan is initially limited to $4.5 million, which amount shall be increased to $8 million at such time as one or more participants purchase an interest in the Note. The Revolving Loan is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's secured investor certificates, both those currently issued and any potentially issued in the future.

     The discussion herein regarding the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, the Note, and the Securities Account Control Agreement (the "Control Agreement") attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. Additional information regarding the Loan Agreement, the Note and the Control Agreement is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As described in Item 1.01 above, on September 12, 2008, the Company entered into the Revolving Loan. The Revolving Loan matures in 2 years and interest thereon is based on the Wall Street Journal prime rate announced from time to time, subject to a floor rate of either 5% or 6% as determined pursuant to the Note. The rate adjusts as provided in the Note.

     The Loan Agreement contains customary affirmative and negative covenants. The financial covenants include a collateral coverage ratio, a debt to tangible net worth ratio and a cash flow coverage ratio. The creation of indebtedness (other than the Revolving Loan and indebtedness securing the Company's secured investor certificates), creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Beacon Bank. The Loan Agreement also contains customary events of default such as nonpayment of obligations, bankruptcy and changes in control.

     The discussion herein regarding the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, the Note, and the Control Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

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Exhibit Number    Description
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

10.1             Loan and Security Agreement by and between American Church Mortgage Company and  Beacon Bank, dated September 12, 2008
10.2             Revolving Note dated  September 12, 2008
10.3             Securities Account Control Agreement dated September 12, 2008
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                                       2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                American Church Mortgage Company

Date:  September 17, 2008
                                                 By /s/ Philip J. Myers
                                                   -----------------------------
                                                     Chief Executive Officer and
                                                     Chief Financial Officer


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